UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: March 4, 2005

Axesstel, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-32160	91-1982205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6815 Flanders Drive, Suite 210, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 625-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 24, 2005, we entered into an underwriting agreement with three underwriters, First Albany Capital Inc., Pacific Growth Equities, LLC, and Merriman Curhan Ford & Co., with respect to the issue and sale by us, and the purchase by the underwriters, of 4,000,000 shares of our common stock, and the sale by certain selling stockholders, and the purchase by the underwriters, of 4,455,548 shares of our common stock, in both cases, at $3.74 per share after underwriting discounts. The underwriting agreement also grants to the underwriters a 30-day over-allotment option to purchase up to an additional 847,634 shares of common stock from us and up to an additional 420,698 shares of common stock from Mr. Mike H.P. Kwon, our Chairman and Chief Executive Officer.

See disclosure in Item 3.02 below concerning our March 3, 2005 stock purchase agreement with three private equity funds managed by ComVentures, which is incorporated in this Item 1.01 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On February 15, 2005, we sold 22,152 shares of our common stock at the conversion price of $3.16 per share to Laurus Master Fund, Ltd. in connection with the payment of a portion of the principal charges related to the investor’s convertible term notes of $3,000,000 and $1,000,000, funded in March 2004 and August 2004, respectively. The securities were offered and sold without registration under the Securities Act of 1933, as amended, to an accredited investor in reliance upon the exemption provided by Rule 506 of Regulation D thereunder.

On February 18, 2005, we sold 3,323 shares of common stock to Grant Bettingen, Inc. (“GBI”) upon the exercise of a warrant held by GBI. The warrant was originally issued to GBI in March 2004 in consideration of consultant services rendered. The exercise price of the warrant was $3.16 per share, resulting in aggregate proceeds to us of $10,501. The securities were offered and sold without registration under the Securities Act to an accredited investor in reliance upon the exemption provided by Rule 506 of Regulation D thereunder.

On March 2, 2005, we completed the following unregistered sales of equity securities in connection with the closing of our underwritten public offering of common stock, which is discussed more fully in Item 8.01:

•	We sold 701,973 shares of common stock to Mr. Mike H.P. Kwon, our Chairman and Chief Executive Officer, upon the partial exercise of a warrant held by Mr. Kwon. The exercise price of the warrant was $0.07 per share, resulting in net proceeds to us of $49,138. The warrant was originally issued by Axesstel, Inc., a California corporation (“Axesstel California”), and was assumed by us upon our acquisition of Axesstel California. The securities were offered and sold without registration under the Securities Act to an accredited investor in reliance upon the exemption provided by Rule 506 of Regulation D thereunder.

•	We sold 1,210,367 shares of common stock to Mr. Satoru Yukie, our former Chief Executive Officer, upon the exercise of a warrant held by Mr. Yukie. The exercise price of the warrant was $0.07 per share, resulting in net proceeds to us of $84,726. The warrant was originally issued by Axesstel California, and was assumed by us upon our acquisition of Axesstel California. The securities were offered and sold without registration under the Securities Act to an accredited investor in reliance upon the exemption provided by Rule 506 of Regulation D thereunder.

•	We sold 100,000 shares of common stock to two private equity funds managed by Nikko Antfactory K.K, a Japanese venture capital group, upon the exercise of warrants held by these funds, which were issued to the funds in January 2004. The securities were offered and sold without registration under the Securities Act to accredited investors in reliance upon the exemption provided by Rule 506 of Regulation D thereunder.

•	We sold 50,000 shares of common stock to each of The Search for Value, Inc. (“TSFV”), and Newport Capital Consultants, Inc. (“Newport”), upon the exercise of warrants held by TSFV and Newport, respectively. The warrants were originally issued to TSFV and Newport in September 2002 in consideration of consultant services rendered. The exercise prices of the warrants were $0.60 per share, resulting in aggregate proceeds to us of $60,000. The securities were offered and sold without registration under the Securities Act to accredited investors in reliance upon the exemption provided by Rule 506 of Regulation D thereunder.

On March 3, 2005, we issued and sold 500,000 shares of our common stock in a private placement to three private equity funds managed by ComVentures of Palo Alto, California. The purchase price was $4.00 per share, resulting in cash proceeds to the Company of approximately $2,000,000. The shares were offered and sold without registration under the Securities Act to accredited investors in reliance upon the exemption provided by

Rule 506 of Regulation D thereunder. A complete copy of the stock purchase agreement under which the shares were issued and sold to the private equity funds managed by ComVentures is filed herewith as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the terms of this agreement is qualified in its entirety by reference to such exhibit.

In each transaction described above that was exempt from registration under Regulation D of the Securities Act, (i) there were no underwriters involved in the issuance and sale of the securities, (ii) the investors were accredited, (iii) the investors were experienced with transactions of the nature of the subject transaction and had the ability to fend for themselves, (iv) the securities were acquired for investment only and not with a view to or for sale in connection with any distribution thereof, (v) appropriate legends were affixed to the share certificates and other instruments issued in such transactions, and (vi) the sales of these securities were made without general solicitation or advertising.

Item 8.01 Other Events.

On March 2, 2005, we closed the underwritten public offering of our common stock contemplated by the underwriting agreement discussed in Item 1.01, resulting in proceeds, after underwriting discounts but before expenses, of $15.0 million to us and $16.7 million to the selling stockholders. The shares issued pursuant to the underwriting agreement were registered under a Registration Statement on Form SB-2 (File No. 333-119760) filed with the Securities and Exchange Commission under the Securities Act. As of March 3, 2005, the underwriters had not yet exercised their 30-day over allotment option granted under the underwriting agreement.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits

10.1 Stock Purchase Agreement dated March 3, 2005, by and among the Company, ComVentures V, L.P., ComVentures V-B CEO Fund, L.P. and ComVentures V Entrepreneurs’ Fund, L.P., each a Delaware limited partnership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axesstel, Inc.

By:	/s/ David Morash
David Morash
President, Chief Operating Officer and Acting Chief Financial Officer

Date: March 4, 2005